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                                   EXHIBIT 99
                       to Registrant's Report on Form 10-K
                        for the year-ended June 30, 1999

RISK FACTORS OR CAUTIONARY STATEMENTS PURSUANT TO "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information, the report on Form 10-K for fiscal year ended June 30, 1999, to which this exhibit is appended, the Company's quarterly reports to the Securities and Exchange Commission on Form 10-Q and periodic press releases, as well as other public documents and statements, may contain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements, including, among others:

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-        The ability to obtain, maintain, and defend challenges against, valid patent protection on certain technology, primarily as it relates to the Company's Cleaning Systems.

- Significant price reductions or improvements in competing imaging technologies.

- A decline in the rate of growth of the installed base of printing press units and the timing of new press orders.

-        Material changes in foreign currency exchange rates versus the U.S.
         Dollar.

-        Some dependence on a small number of large customers.

-        Competitive product offerings and pricing actions.

-        The availability and pricing of key raw materials.

- The ability to generate productivity improvements in the Company's product designing and manufacturing processes.

-        Dependence on key members of management.

-        Changes in the mix of products and services comprising revenues.

- The Company's or its vendors' ability to resolve Year 2000 compliance issues.

-        The ability of the Company's largest customer Goss Graphic Systems,
         Inc. to (i) make timely payments on open accounts receivable, (ii) pay for new shipments of backlog and inventory on hand, (iii) successfully emerge from bankruptcy, and (iv) continue to place and pay for orders of similar quantities and products.
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Readers are cautioned not to place undue reliance on forward-looking statements.
The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.